Exhibit 99.1
Finisar Corporation Announces Pricing of Upsized Offering of Common Stock
SUNNYVALE, CA, Mar 17, 2010 (MARKETWIRE via COMTEX News Network) - Finisar Corporation (NASDAQ: FNSR), a technology leader for fiber optic subsystems and components for communication applications, today announced that it has priced the previously announced public offering of its Common Stock. The Company increased the size of the offering from 7,200,000 shares to 8,640,000 shares, which will be sold at a price to the public of $14.00 per share, for total gross proceeds of $121.0 million. The offering is expected to close on March 23, 2010, subject to customary closing conditions. The Company has also granted the underwriters a 30-day option to purchase up to an additional 1,147,093 shares of Common Stock, and certain selling stockholders have granted the underwriters an option to purchase up to an additional 148,907 shares, solely to cover over-allotments, if any. The Company will not receive any proceeds from any sale of shares by the selling stockholders.
Morgan Stanley & Co. Incorporated and Jefferies & Company, Inc. are serving as joint book-running managers for the offering. Piper Jaffray & Co. and Morgan Keegan & Company, Inc. are acting as co-managers.
A shelf registration statement (including a base prospectus) has been filed with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates and is effective. Before you invest, you should read the base prospectus and the final prospectus supplement relating to the offering and other documents that Finisar has filed or will file with the SEC for more complete information about Finisar and the offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, you may obtain copies of the final prospectus supplement and the accompanying base prospectus from:
Morgan Stanley & Co. Incorporated 180 Varick Street New York, New York 10014 Attention: Prospectus Department E-mail: prospectus@morganstanley.com Phone: (866) 718-1649 (toll free)
Jefferies & Company, Inc. 520 Madison Avenue New York, New York 10022 Attention: Stephen M. Ficara E-mail: sficara@jefferies.com Phone: (212) 284-3418
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
ABOUT FINISAR
Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for networking, storage, wireless and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release that are not purely historical, such as those relating to Finisar’s expectations regarding the completion, timing and size of the proposed public offering, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or developments to differ materially from those projected or implied in these forward-looking statements. These risks and uncertainties include those related to market conditions and the satisfaction of customary closing conditions which could adversely affect Finisar’s ability to successfully conclude the public offering. There can be no assurance that Finisar will be able to complete the proposed public offering on the anticipated terms, or at all. Further information regarding other risks relating to Finisar’s business is set forth under the heading “Risk Factors” in Finisar’s annual report on Form 10-K (filed July 9, 2009), its subsequent quarterly SEC filings and any amendments thereto, and in the final prospectus supplement to be filed with the SEC.
Contact:
Steve Workman
Sr. VP Corporate Development and Investor Relations
408-548-1000
Victoria McDonald
Senior Manager, Corporate Communications
408-542-4261
investor.relations@Finisar.com